UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2011

INTERCONTINENTALEXCHANGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32671	58-2555670
(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

The disclosure set forth under Item 2.03 below is incorporated by reference in response to this Item 1.01.

Item 1.02                Termination of a Material Definitive Agreement.

On November 9, 2011, in connection with entering into the New Credit Agreement and the Note Purchase Agreement as described and defined below in Item 2.03, IntercontinentalExchange, Inc., a Delaware corporation (“ICE”), terminated the following agreements (collectively the “Terminating Credit Facilities”): (1) Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment dated as of August 24, 2007 and the Second Amendment dated as of June 13, 2008, as amended and restated by the Amended and Restated Credit Agreement dated as of April 9, 2009, and as amended by the First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2010, with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, Bank of America, N.A. (“BofA”), as syndication agent, and the lenders named therein, providing for $175.0 million of term loans of which $37.5 million was outstanding on November 8, 2011 (incorporated by reference to ICE’s Current Report on Form 8-K filed with the SEC on April 2, 2010, File No. 001-32671 and ICE’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010, File No. 001-32671); (2) Credit Agreement, dated as of April 9, 2009, as amended by the First Amendment dated as of March 31, 2010, with Wells Fargo as administrative agent, BofA as syndication agent, and the lenders named therein, providing for $200.0 million in term loans of which $74.0 million was outstanding on November 8, 2011 (incorporated by reference to ICE’s Current Report on Form 8-K filed with the SEC on April 2, 2010, File No. 001-32671 and ICE’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2010, File No. 001-32671); (3) Credit Agreement, dated as of March 31, 2010, with Wells Fargo as administrative agent, BofA as syndication agent, and the lenders named therein, providing for $725.0 million of revolving loans of which $413.0 million was outstanding on November 8, 2011, as amended by the First Amendment to Credit Agreement, dated as of August 26, 2010 (incorporated by reference to Exhibit 10.2 of ICE’s Current Report on Form 8-K filed with the SEC on August 30, 2010, File No. 001-32671); and (4) Credit Agreement, dated as of August 26, 2010, with Wells Fargo as administrative agent, BofA as syndication agent, and the lenders named therein, providing for $400.0 million in term loans of which $280.0 million was outstanding on November 8, 2011 (incorporated by reference to Exhibit 10.1 to ICE’s Current Report on Form 8-K, filed with the SEC on August 30, 2010, File No. 001-32671).

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 9, 2011 (the “Closing Date”), ICE and its indirect wholly-owned subsidiary ICE Europe Parent Limited, a limited company incorporated under the laws of England and Wales (“ICE Europe”), entered into new aggregate $2.6 billion senior unsecured credit facilities (the “New Credit Facilities”) pursuant to a Credit Agreement (the “New Credit Agreement”) with Wells Fargo, as administrative agent, issuing lender and swingline lender, BofA, as syndication agent, and the lenders signatory thereto. The New Credit Facilities include an option for ICE to propose an increase in the aggregate amount available by $400.0 million during the term of the New Credit Facilities. A copy of the New Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the following summary of the New Credit Facilities is qualified in its entirety thereby.

The New Credit Facilities consist of (i) an aggregate $500.0 million five-year senior unsecured term loan facility to ICE (the “Term Loan Facility”)  and (ii) an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility to ICE and ICE Europe (the “Revolving Facility”). On the Closing Date, $487.5 million of the Term Loan Facility was borrowed by ICE for the repayment of outstanding obligations under the Terminating Credit Facilities, to replenish cash used in the investment in Cetip S.A. and for general corporate purposes, and no amounts were borrowed under the Revolving Facility. The New Credit Facilities mature on November 9, 2016.

Outstanding principal of the loans under the Term Loan Facility is payable in equal installments of $12.5 million on the last day of each fiscal quarter for eleven consecutive fiscal quarters commencing March 31, 2012, and equal installments of $18.75 million on the last day of the next following eight fiscal quarters, with a final principal payment of $200 million due on the maturity date.

Under the Revolving Facility, ICE or ICE Europe (with certain limitations), at their option, may borrow, repay and reborrow up to $1.6275 billion of such amount in either U.S. dollars, Euros, U.K. sterling, Canadian dollars or Japanese yen, with the remaining $472.5 million available to be borrowed, repaid and reborrowed by ICE in U.S. dollars only. Standby letters of credit may be issued under the Revolving Facility, and the Revolving Facility includes $150.0 million sublimits for dollar swingline loans and multicurrency swingline loans, respectively. The obligations of ICE Europe under the Revolving Facility are guaranteed by ICE.

Each loan under the New Credit Facilities will, at the option of ICE or ICE Europe, as the case may be, bear interest on the principal amount outstanding at either (a) LIBOR plus an applicable margin rate or (b) a “base rate” plus an applicable margin rate; provided, however, that all loans denominated in a foreign currency will bear interest at LIBOR plus an applicable margin rate. The “base rate” equals the higher of (i) Wells Fargo’s prime rate, (ii) the federal funds rate plus 0.50%, or (iii) the one month LIBOR rate plus 1.00%. The applicable margin rate ranges from 1.25% to 2.25% on the LIBOR loans and from 0.25% to 1.25% for the base rate loans based on ICE’s total leverage ratio calculated on a trailing twelve-month period. Interest on each outstanding borrowing is payable on the last business day of each calendar quarter with respect to base rate loans and either monthly, bi-monthly or quarterly with respect to LIBOR loans depending upon the interest period selected by ICE or ICE Europe, as the case may be.  With limited exceptions, ICE and ICE Europe may prepay the outstanding loans under the New Credit Facilities, in whole or in part, without premium or penalty.

Of the amounts available under the Revolving Facility: (i) $150.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Europe Limited, a private limited company incorporated in England and Wales and indirect wholly-owned subsidiary of ICE; (ii) $50.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear U.S., Inc., a New York corporation and indirect wholly-owned subsidiary of ICE; (iii) $100.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Credit LLC, a Delaware limited liability company and subsidiary of ICE; (iv) $3.0 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Canada, Inc., a Manitoba corporation and indirect wholly-owned subsidiary of ICE; and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the foregoing purposes, shall be used to provide for working capital and general corporate purposes of ICE and ICE Europe.  The $203 million borrowed on October 31, 2011 to provide liquidity for three of ICE’s clearing houses in preparation for the management of the insolvency of MF Global Holdings Ltd and certain of its subsidiaries has been repaid in full and the full Revolving Facility under the New Credit Facility is available.

The New Credit Agreement contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investments in subsidiaries, the incurrence of additional debt or the creation of liens and other fundamental changes to ICE’s business. The New Credit Agreement also contains other customary representations, warranties and covenants.  ICE and ICE Europe are currently in compliance with all applicable covenants under the New Credit Agreement.

Simultaneously with entering into the New Credit Agreement, on the Closing Date, ICE also entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with various institutional investors set forth in the signature pages to the Note Purchase Agreement (the “Purchasers”) providing for the sale by ICE to the Purchasers of $400.0 million aggregate principal amount of ICE’s Senior Notes, consisting of $200 million of ICE’s 4.13% Senior Notes, Tranche A, due November 9, 2018 (the “Series A Notes”) and $200 million of ICE’s 4.69% Senior Notes, Tranche B, due November 9, 2021 (the “Series B Notes,” and collectively with the Series A Notes, the “Senior Notes”).  The Senior Notes are being sold to the Purchasers in a private offering exempt from the registration provisions of the Securities Act of 1933, as amended.

The entire unpaid principal amount of the Series A Notes is due on the seventh anniversary of the Closing Date.  Interest on the Series A Notes is payable semi-annually on each May 9 and November 9, commencing May 9, 2012, at a fixed rate of 4.13%.  The entire unpaid principal amount of the Series B Notes is due on the tenth anniversary of the Closing Date.  Interest on the Series B Notes is payable semi-annually on each May 9 and November 9, commencing May 9, 2012, at a fixed rate of 4.69%.  ICE may optionally prepay principal upon the Senior Notes, subject to paying holders certain additional amounts as set forth in the Note Purchase Agreement.  In addition, the holders may require ICE to prepay the Senior Notes upon the occurrence of certain change in control events described in the Note Purchase Agreement.  The proceeds of the sale of the Senior Notes will be used for the repayment of outstanding obligations under the Terminating Credit Facilities, to replenish cash used in the investment in Cetip S.A. and for general corporate purposes.

The Note Purchase Agreement contains affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investments in subsidiaries, the incurrence of additional debt or the creation of liens and other fundamental changes to ICE’s business. The Note Purchase Agreement also contains other customary representations, warranties and covenants. ICE is currently in compliance with all applicable covenants under the Note Purchase Agreement.

The foregoing summaries of the Senior Notes and the Note Purchase Agreement are qualified in their entirety by reference to the full text of the forms of the Senior Notes and the Note Purchase Agreement, which are filed as Exhibits 4.1, 4.2 and 10.2 to this report, respectively.

The Senior Notes have not been and will not be registered under the Securities Act of 1933, as amended.  The Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  This report is not an offer to sell nor a solicitation of an offer to buy the Senior Notes or any other securities.

Item 7.01                Regulation FD Disclosure.

ICE is providing updated guidance relating to the New Credit Facilities and Note Purchase Agreement, which include interest expense in the range of $8.0 million to $10.0 million per quarter, beginning in the fourth quarter of 2011 through the fourth quarter of 2012.   ICE also expects one-time expenses associated with the New Credit Facilities and Note Purchase Agreement to be in the range of $2.0 million to $3.0 million during the fourth quarter of 2011.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Form of IntercontinentalExchange, Inc.’s 4.13% Senior Notes, Tranche A, due November 9, 2018 in the aggregate amount of $200 million.

4.2	Form of IntercontinentalExchange, Inc.’s 4.69% Senior Notes, Tranche B, due November 9, 2021 in the aggregate amount of $200 million.

10.1
Credit Agreement dated as of November 9, 2011 among IntercontinentalExchange, Inc. and ICE Europe Parent Limited, as borrowers, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and each of the lenders signatory thereto for a senior unsecured term loan facility in the aggregate principal amount of $500 million and an aggregate $2.1 billion five-year senior unsecured revolving credit facility.

10.2	Note Purchase Agreement dated as of November 9, 2011 among IntercontinentalExchange, Inc., as issuer, and each of the note purchasers signatory thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: November 9, 2011	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Vice President, Associate General Counsel